Exhibit 10.8.2

                              AMENDED AND RESTATED
                           WAIT LIST ESCROW AGREEMENT
                           (THE CHESTNUT PARTNERSHIP)


         THIS AMENDED AND RESTATED WAIT LIST ESCROW AGREEMENT ("Agreement") is made this 18th day of July, 1996, by and between THE CHESTNUT PARTNERSHIP, a Maryland general partnership (the "Partnership"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association (the "Escrow Agent").

         WHEREAS, this Agreement amends and restates the Wait List Escrow Agreement between the Partnership and Security Trust Company, the Previous Escrow Agent (the "Prior Agreement") relating to the escrowing of wait list deposits ("deposits").

         WHEREAS, the Partnership and Escrow Agent wish by this Agreement to supersede and replace the Prior Agreement.

         In consideration of the mutual covenants herein set forth, the parties agree as follows:

         1. SPONSOR. The Partnership is the sponsor of a life-care retirement community known as "Blakehurst", located in Towson, Maryland.

         2. PRIOR AGREEMENT. All deposits held by the Previous Escrow Agent pursuant to the Prior Agreement shall become subject to the terms of this Agreement.

         3. PURPOSE OF AGREEMENT. For the purpose of protecting the residents of Blakehurst, the parties have entered into this Agreement setting forth the terms and provisions under which deposits will be made with the Escrow Agent.

         4. RECEIPT OF DEPOSIT. The Partnership expects to receive a deposit from an applicant to Blakehurst ("Applicant") at the time of execution of a Wait List Agreement. The Partnership will accept such deposit in the form of a check from an Applicant payable to The First National Bank of Maryland, Escrow Agent, and will deposit the same with the Escrow Agent as soon as practicable in the ordinary course of business.

         5. ESCROW ACCOUNT. The Escrow Agent shall maintain all deposits in an escrow account (the "Escrow Account") separate and apart from any other funds of the Partnership, identifying the name of the Applicant's deposit within the Escrow Account. The purpose of this Agreement is to protect the Applicant by assuring the Applicant that the deposit will be refunded or released in accordance with the Wait List Agreement executed by the Applicant.

         6. VERIFICATION OF DEPOSIT. The Partnership represents to the Escrow Agent that it will furnish a written receipt to each Applicant with respect to such deposits, such receipt being in the form of a copy of the fully executed Wait List Agreement.

         7. REPORTS. The Escrow Agent agrees (a) upon request of the Partnership, to issue a statement indicating the status of the Escrow Account maintained by the Escrow Agent pursuant to this Agreement; (b) upon request of an Applicant through the Partnership, to issue information indicating the status of such Applicant's deposit in the Escrow Account maintained by the Escrow Agent pursuant to this Agreement; and (c) to furnish the Partnership with a monthly statement indicating the amount of any disbursements form or deposits to the Escrow Account during the monthly period covered by the statement.

         8. DISBURSEMENTS. If the Escrow Agent shall receive written notice from the Partnership of the cancellation, termination or expiration of a Wait List Agreement, the Escrow Agent shall dispose of such deposit in the amount specified by the Partnership and in accordance with the Partnership's written direction, all of which is to be in accordance with the provisions of the Wait List Agreement. The Escrow Agent shall rely solely on such direction and shall not be responsible for verifying its correctness. Further, all rights to any earnings on deposits held in the Escrow Account shall be released to the Partnership within ten (10) days after the end of each month.

         9. INVESTMENTS. So long as a Wait List Agreement remains in effect, the deposit shall thereafter continue to be held by the Escrow Agent, together with the like deposits from other Applicants, and the Escrow Agent shall invest the funds held by it from time to time in such obligations of the United States or its agencies ( or in the shares of a registered investment company, including those of the Escrow Agent or its affiliates, which holds a portfolio of such securities), or such certificates of deposit, savings accounts, or similar savings or investment securities of the Escrow Agent, as the Partnership may direct in writing. All interest and dividends earned thereon shall be for the account of the Partnership and shall forthwith be released to the Partnership upon demand.

         10. GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Maryland.

         11. INDEMNITY. The Partnership hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of, or in connection with, its entering into this Agreement and carrying out its duties hereunder, including the cost and expense of defending itself against any claim of liability in the premises.

         12. TERMINATION. The Escrow Agent may resign upon thirty (30) days' written notice to the Partnership. If a successor escrow agent is not appointed by the Partnership within the thirty (30) day period, the Escrow Agent may petition the Court to name a successor. Upon thirty (30) days' written notice to the Escrow Agent, the Partnership may appoint a successor escrow agent. In either such event, the Escrow Agent agrees to deliver to such successor escrow agent all funds and documents in its possession. Such delivery shall take place thirty (30) days from the date of notice.

         13. FEES. The Escrow Agent is entitled to reasonable compensation, including reimbursement for any expenses, disbursements and advances, including reasonable attorney fees, incurred by it in connection with the carrying out of its duties hereunder.

         14. NOTICES. Any notices required by this Agreement shall be addressed to the party to whom such notice is intended to be given by facsimile transmission followed by notification by first class mail at the addresses below; addresses may be changed by notice to each of the other parties.

                  14.1     If addressed to the Escrow Agent:

                           The First National Bank of Maryland
                           Corporate Trust Department
                           P.O. Box 1596, Banc 101-591
                           Baltimore, MD   21203
                           Attn:   Rob Brown, Corp. Trust Executive

                  14.2     If addressed to the Partnership:

                           The Chestnut Partnership
                           c/o Chestnut Village, Inc.
                           800 Second Avenue
                           Des Moines, IA   50309
                           Attn:   President

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Wait List Escrow Agreement effective as of the date first hereinabove set forth.


THE CHESTNUT PARTNERSHIP                          THE FIRST NATIONAL BANK OF
                                                  MARYLAND
Blakehurst Joint Venture, by
Chestnut Village, Inc., a General Partner


By: /s/ Arthur V. Neis                            By: /s/ Robert D. Brown
    ------------------                                -------------------

West Joppa Road Limited Partnership,
a General Partner


By: /s/ T.F. Mullan
    ---------------


The Chestnut Real Estate Partnership, by
Blakehurst Joint Venture, a General Partner


By: /s/ Arthur V. Neis
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